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
      LIST OF SUBSIDIARIES
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
KAYNAR TECHNOLOGIES LTD.
    Jurisdiction of Incorporation:             United Kingdom

K.T.I. FEMIPARI KFT
    Jurisdiction of Incorporation:             Hungary

KT INTERNATIONAL SALES CORP.
    Jurisdiction of Incorporation:             Barbados

RECOIL HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware

RECOIL AUSTRALIA HOLDINGS, INC.
    Jurisdiction of Incorporation:             Delaware

RECOIL PTY
    Jurisdiction of Incorporation:             Victoria, Australia

RECOIL (EUROPE) LTD.
    Jurisdiction of Incorporation:             United Kingdom

RECOIL MARKETING BVBA
    Jurisdiction of Incorporation:             Belgium

RECOIL PTE LTD.
    Jurisdiction of Incorporation:             Singapore
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